As filed with the Securities and Exchange Commission on January 19, 2000
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            EMPLOYEE SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               ARIZONA                                           86-0676898
     (State or Other Jurisdiction                             (I.R.S. Employer
   of Incorporation or Organization)                         Identification No.)

6225 NORTH 24TH STREET, PHOENIX, ARIZONA                           85016
(Address of Principal Executive Offices)                         (Zip Code)

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                 EMPLOYEE SOLUTIONS, INC. 1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   ----------

         PAUL M. GALES, ESQ.                               COPY TO:
Senior Vice President, General Counsel,             KENNETH V. HALLETT, ESQ.
           and Secretary                              QUARLES & BRADY LLP
       6225 North 24th Street                       411 East Wisconsin Avenue
       Phoenix, Arizona 85016                    Milwaukee, Wisconsin 53202-4497

                     (Name and Address of Agent for Service)

                                   ----------

                                 (602) 955-5556
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                 Proposed         Proposed Maximum
                                            Amount to be      Maximum Offering   Aggregate Offering     Amount of
Title of Securities to be Registered         Registered       Price Per Share          Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value............   1,000,000 shares(1)      (2)(3)            $ 609,400(2)         $ 161.00
Preferred Stock Purchase Rights.......          (4)                 (4)                  (4)               (4)
======================================================================================================================

(1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above-stated 1,000,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $.6094 per share, which is the average of the high and low sales prices of the Registrants Common Stock as reported in the Nasdaq Small Cap Market on January 13, 2000, as no options relating to these shares are yet outstanding.

(3) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of the Registrant's Common Stock on the date on which the option is granted.

(4) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following document filed by Employee Solutions, Inc. (the "Registrant") with the
Securities and Exchange Commission (Commission File No.000-22600) are incorporated herein by reference:

(i) The Registrant's Registration Statement on Form S-8 filed on February 7, 1996 (Registration No. 333- 1242) relating to the Registrant's 1995 Stock Option Plan; and

(ii) The Registrant's Registration Statement on Form S-8 filed April 10, 1998 (Registration No. 333-49891) relating to an amendment to the Registrant's 1995 Stock Option Plan.

ITEM 8. EXHIBITS.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 14, 2000.

                                       EMPLOYEE SOLUTIONS, INC.
                                       (Registrant)


                                       By: /s/ Quentin P. Smith, Jr.
                                           -------------------------------------
                                           Quentin P. Smith, Jr.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Quentin P. Smith, Jr., John V. Prince and Paul M. Gales, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Person                           Title                      Date
         ------                           -----                      ----

/s/ Quentin P. Smith, Jr.        President, Chief Executive     January 14, 2000
-----------------------------    Officer, and Director
Quentin P. Smith, Jr.


/s/ David R. Carpenter           Director                       January 14, 2000
-----------------------------
David R. Carpenter


/s/ Jeffery A. Colby             Director                       January 14, 2000
-----------------------------
Jeffery A. Colby


/s/ Sara R. Dial                 Director                       January 14, 2000
-----------------------------
Sara R. Dial

/s/ Kennard F. Hill              Director                       January 14, 2000
-----------------------------
Kennard F. Hill


/s/ Robert L. Mueller            Director                       January 14, 2000
-----------------------------
Robert L. Mueller


/s/ John V. Prince               Chief Financial Officer        January 14, 2000
-----------------------------    Principal Accounting Officer
John V. Prince

                            EMPLOYEE SOLUTIONS, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-22600)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                                     INCORPORATED HEREIN                   FILED
NUMBER               DESCRIPTION                              BY REFERENCE TO                    HEREWITH
------               -----------                              ---------------                    --------
4.1        Composite Articles of Incorporation     Exhibit 3(1) to the Registrant's Annual
           of the Registrant, as amended           Report on Form 10-K for the Fiscal Year
                                                   ended December 31, 1996 (the "1996 10-K")

4.2        Bylaws of the Registrant                Exhibit 3(ii) to the 1996 10-K

4.3        Indenture dated October 15, 1997        Exhibit 4.1 to Report on Form 8-K dated
           among the Company, the Guarantor        October 21, 1997 (10/21/97 8-K)
           Subsidiaries (as defined therein)
           and The Huntington National Bank

4.4        Purchase Agreement dated October        Exhibit 4.2 to 10/21/97 8-K
           16, 1997 among the Company, the
           Guarantor Subsidiaries and First
           Chicago Capital Markets, Inc.
           ("FCCM")

4.5        Loan and Security Agreement dated       Exhibit 10-1 to ESI's Report on Form 10-
           as of October 26, 1999 by and among     Q for the quarter ended September 30,
           ESI and certain of its subsidiaries,    1999
           Foothill Capital Corporation and
           Ableco Finance LLC

4.6        Rights Agreement dated February 4,      Exhibit 1 to Registration Statement on
           1998 between Company and                Form 8-A dated February 18, 1998
           American Securities Transfer &
           Trust, Inc.

5          Opinion of Counsel                                                                       X

23.1       Consent of Arthur Andersen LLP                                                           X
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                                      EI-1
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
23.2       Consent of Counsel                                                                   Contained in
                                                                                               Opinion filed
                                                                                                as Exhibit 5

24         Powers of Attorney                                                                  Signature Page
                                                                                                  to this
                                                                                                Registration
                                                                                                 Statement
99.1       Employee Solutions, Inc. 1995 Stock     Appendix to the Registrant's Proxy
           Option Plan, as Amended                 Statement dated April 21, 1998 for its
                                                   1998 annual Meeting of Shareholders

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